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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           PHOENIX TECHNOLOGIES LTD.
            (Exact name of registrant as specified in its charter)

               DELAWARE                          04-2685985
          (State or other jurisdiction of    (I.R.S. employer
          incorporation or organization)     identification no.)

                             411 E. PLUMERIA DRIVE
                          SAN JOSE, CALIFORNIA 95134
                   (Address of principal executive offices)

                          1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               ROBERT J. RIOPEL
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                           PHOENIX TECHNOLOGIES LTD.
                             411 E. PLUMERIA DRIVE
                          SAN JOSE, CALIFORNIA 95134
                                (408) 570-1000
           (Name, address and telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE
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Title of Securities          Amount            Proposed Maximum         Proposed Maximum         Amount of
      to be                   to be           Offering Price Per       Aggregate Offering      Registration
   Registered              Registered              Share (1)               Price (1)               Fee
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
Common Stock,
$0.001 par value (2)     800,000 shares        $16.00                   $12,800,000             $3,878.79

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

     (1) Estimated as of January 23, 1997 pursuant to Rule 457(h)(i) solely for the purpose of calculating the registration fee.

     (2) Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

         The Index to Exhibits appears on sequentially numbered page 7.


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ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

    (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

    (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     The consolidated balance sheets as of September 30, 1996 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1996 incorporated by reference herein and the related financial statement schedules incorporated by reference herein have been included herein in reliance on the reports of Ernst & Young LLP, independent auditors, and Coopers & Lybrand L.L.P., independent accountants included as part of the Form 10-K referred to in (a) of this Item.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As to named experts, Item 5 is inapplicable. Scott C. Neely, who is Vice President, General Counsel and Secretary of the Registrant and whose opinion is included as Exhibit 5.1 hereto, is a holder of options covering significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share, of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Restated
Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or

                                       -2-

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was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General
Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

     Article NINTH of the Registrant's Restated Certificate of
Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.


ITEM 8.  EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K are listed in the
Exhibit Index which follows the signature page for this Form S-8.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                       -3-

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          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration
Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       -4-

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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Jack Kay and Robert
J. Riopel, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 24th day of January, 1997.


                          PHOENIX TECHNOLOGIES LTD.



                          By: /S/JACK KAY
                              ---------------------------------
                              Jack Kay
                              President and Chief Executive Officer


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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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    SIGNATURE                        TITLE                                    DATE
------------------                 ---------                                --------

CHIEF EXECUTIVE OFFICER:



/s/Jack Kay                        President, Chief Executive           January 24, 1997
------------------------------     Officer, and Director
Jack Kay

CHIEF FINANCIAL OFFICER:



/s/Robert J. Riopel                Vice President, Finance, Chief       January 24, 1997
------------------------------     Financial Officer and Treasurer
Robert J. Riopel


OTHER DIRECTORS:



/s/Charles Federman                Director                             January 24, 1997
------------------------------
Charles Federman


/s/Lawrence G. Finch               Director                             January 24, 1997
------------------------------
Lawrence G. Finch


/s/Ronald D. Fisher                Chairman; Director                   January 24, 1997
------------------------------
Ronald D. Fisher


/s/Lance E. Hansche                Director                             January 24, 1997
------------------------------
Lance E. Hansche


/s/Anthony P. Morris               Director                             January 24, 1997
------------------------------
Anthony P. Morris

                                       -6-

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                                 EXHIBIT INDEX
Exhibit
Number     Description of Exhibit
-------    ----------------------
3.1        Certificate of Incorporation of the Company, as amended - filed as
           Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-21793 (the "S-1"), and incorporated herein by this reference.

3.2 By-laws of the Registrant as amended through February 6, 1995 (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, Registration No. 333-03065).

3.3 Certificate of Correction to the Company's Certificate of Incorporation - filed as Exhibit 3.3 to Amendment No. 2 to the S-1 ("Amendment No. 2") and incorporated herein by this reference.

3.4 Certificate of Amendment to the Company's Certificate of Incorporation - filed as Exhibit 3.4 to Amendment No. 2 and incorporated herein by this reference.

3.5 Certificate of Correction to the Company's Certificate of Incorporation - filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988 (the "1988 Form 10-K") and incorporated herein by this reference.

3.6 Certificate of Correction to the Company's Certificate of Incorporation - filed as Exhibit 3.7 to the 1988 Form 10-K and incorporated herein by this reference.

3.7 Certificate of Designation of the Company's Series A Junior Participating Preferred Stock - filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 31, 1989 (the "October 31, 1989 Form 8-K"), and incorporated herein by this reference.

3.8 Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 18, 1996 (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement on Form S-8 relating to the Registrant's 1991 Employee Stock Purchase Plan (the "ESPP S-8").

3.9 Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock filed with the Delaware Secretary of State on April 18, 1996 (incorporated by reference to Exhibit 4.12 to the ESPP S-8).

4.1        1996 Equity Incentive Plan, as amended through December 12, 1996.

4.2 Form of Option Agreement for options granted under the 1996 Equity Incentive Plan.

5.1 Opinion of Scott C. Neely, Esq., Vice President, General Counsel and Secretary of the Company.

23.1       Consent of Scott C. Neely, Esq. (included in Exhibit 5.1)

23.2       Consent of Ernst & Young LLP, Independent Auditors

23.3       Consent of Coopers & Lybrand L.L.P., Independent Accountants

24.1       Power of Attorney (see page 5)

                                       -7-